Exhibit 99.1

Virtus Investment Partners Announces Agreement to Acquire

RidgeWorth Investments

Transaction expands investment capabilities, enhances distribution and adds scale

HARTFORD, CT, December 16, 2016 – Virtus Investment Partners, Inc. (NASDAQ: VRTS) today announced it has entered into an agreement to acquire RidgeWorth Investments, a multi-boutique asset management firm with $40.2 billion in assets1 managed by affiliated investment managers and unaffiliated subadvisers. The transaction will provide strategic and financial benefits and increase Virtus’ assets under management to $86.8 billion1 on a pro forma basis.

The acquisition will add complementary institutional-quality equity and fixed income strategies from RidgeWorth’s boutique managers, who will continue to operate independently, maintaining their teams, culture and distinctive investment processes. The transaction will also diversify and expand Virtus’ client base, particularly among institutional investors, and enhance distribution resources in the institutional, retirement plan, private bank and registered investment adviser channels.

The transaction is expected to be accretive to earnings per share, as adjusted, based on the combined profitability of the companies and anticipated synergies from the consolidation of duplicative corporate and business support functions.

“The acquisition of RidgeWorth will give us increased scale, a wider range of strategies for institutional and individual investors, and broader distribution and client service resources, particularly for institutional clients,” said George R. Aylward, president and chief executive officer of Virtus. “The combined company will have a stronger and more diversified business with the scale to better serve clients in a highly competitive industry.”

The two companies have comparable business models, both offering clients an array of distinctive investment strategies from boutique affiliates with shared distribution and business support functions that offer meaningful operational efficiencies. “This transaction will provide continuity for RidgeWorth’s clients, who will continue to partner with the same investment teams they respect and appreciate while benefiting from the enhanced support of a larger, better resourced organization,” Aylward said.

“We are very excited to join Virtus, a firm that shares our vision, culture and approach to offering investment solutions from boutique affiliates,” said Ashi Parikh, CEO and chief investment officer of RidgeWorth. “This partnership marks an important milestone in RidgeWorth’s journey as it facilitates the transition of RidgeWorth and its clients from a private equity-owned firm to an independent, publicly traded investment management company.”

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RidgeWorth, headquartered in Atlanta, provides a wide variety of fixed income and equity strategies to institutional and individual clients through separate accounts, retirement plan investment options, and mutual funds. RidgeWorth is owned by its employees and investment funds affiliated with Lightyear Capital LLC. RidgeWorth’s wholly owned affiliates are:

•	Seix Investment Advisors, which manages $28 billion[1] in fixed income through an investment grade team focused on high-quality securities and a leveraged finance team focused on leveraged loans and high-yield credit strategies.

•	Ceredex Value Advisors, which manages $10.2 billion[1] for institutions, endowments, foundations and high-net worth investors using a traditional value style across all market cap ranges.

•	Silvant Capital Management, which manages $1.4 billion[1], primarily in the large-cap growth style for institutions.

RidgeWorth also has a minority ownership interest in Zevenbergen Capital Investments, a growth equity boutique.

Key investment professionals of RidgeWorth’s wholly owned affiliates have employment agreements and, in conjunction with the transaction, will roll a meaningful portion of their transaction consideration into Virtus stock, creating a strong alignment of interests.

The transaction values RidgeWorth at $472 million and Virtus will also acquire certain investments at their fair value as of closing, for total consideration of approximately $513 million. The acquisition is expected to be financed using existing balance sheet resources and a combination of debt, equity and/or equity-linked securities. Morgan Stanley Senior Funding, Inc. and Barclays Capital have provided committed debt financing for up to $475 million.

The transaction, which has been approved by the boards of directors of both companies, is expected to close in mid-2017, subject to customary closing conditions and regulatory, fund shareholder, and other client approvals. The Board of Trustees of the RidgeWorth mutual funds has approved the reorganization of the RidgeWorth mutual funds into the Virtus Mutual Funds and will submit the reorganization proposal to fund shareholders for their approval.

Barclays Capital and Morgan Stanley & Co. LLC acted as financial advisors to Virtus and Willkie Farr & Gallagher LLP was the legal advisor on this transaction. RBC Capital Markets LLC acted as financial advisor and Davis Polk & Wardwell LLP was the legal advisor to RidgeWorth on this transaction.

Investor Conference Call

George R. Aylward, president and chief executive officer, and Michael A. Angerthal, executive vice president and chief financial officer, will discuss this transaction on a conference call with the investment community at 10:30 a.m. Eastern on Friday, December 16. The conference call can be accessed via webcast in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 for U.S. callers or 253-336-7413 for international callers (Conference ID: 39372545). A replay of the call will be available through December 23, 2016 by telephone at 855-859-2056 for U.S. callers or 404-537-3406 for international callers (Conference ID: 39372545). The presentation that will be part of the conference call will be available in the Presentations section of www.virtus.com.

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About Virtus Investment Partners, Inc.

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process, and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Its affiliated managers include Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, and Virtus ETF Solutions. Additional information can be found at virtus.com

1 All assets as of September 30, 2016. RidgeWorth AUM figures have not been adjusted to eliminate double-counted assets.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2015 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) the withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) the inability to attract and retain key personnel; (f) the competition we face in our business; (g) adverse regulatory and legal developments; (h) unfavorable changes in tax laws or limitations; (i) adverse developments, or changes in our relationships with, unaffiliated subadvisers; (j) changes in key distribution relationships; (k) interruptions in service or failure to provide service by third-party service providers; (l) volatility associated with our common stock; (m) civil litigation and government investigations or proceedings; (n) the risk of capital loss associated with our investments; (o) the inability to make quarterly distributions; (p) the lack of availability of required and necessary capital on satisfactory terms; (q) liabilities and losses not covered by insurance; (r) the inability to satisfy financial covenants under our existing debt agreement and the committed transaction financing; (s) the inability to secure required consents, including the approval of shareholders of the RidgeWorth Funds and other clients; (t) the inability to successfully close the acquisition and integrate the acquired business; (u) the inability to achieve expected financial benefits and synergies in connection with the acquisition, and other risks and uncertainties described in our 2015 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

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Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Contacts

Joe Fazzino, Media Relations (860) 263-4725 joe.fazzino@virtus.com	Jeanne Hess, Investor Relations (860) 263-4730 jeanne.hess@virtus.com

Will Nikosey, Media Relations (646) 747-7150 wnikosey@kwittken.com